Exhibit 10.2
AMENDMENT NO. 1 TO CREDIT AGREEMENT
     THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of March 21, 2011 by and among PIEDMONT NATURAL GAS COMPANY, INC., a North Carolina corporation (the “Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and, Swing Line Lender and L/C Issuer, and the Lenders (as defined in the Credit Agreement described below).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Administrative Agent and Lenders party thereto have entered into that certain Credit Agreement dated as of January 25, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; all capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement); and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to, among other things, amend the definition of “Guarantors” and amend Section 6.12 of the Credit Agreement, which the Administrative Agent and the Lenders party hereto are willing to do on the terms and conditions contained in this Amendment; and
     WHEREAS, in connection with the funding and maintenance of the Credit Agreement, the Administrative Agent has required the Borrower to execute and deliver this Amendment, and the Borrower is willing to execute and deliver this Amendment;
     NOW, THEREFORE, in consideration of the premises and the terms hereof, the parties hereto agree as follows:
     1. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:
     (a) Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of “Guarantors” with the following definition:
     ““Guarantors” means, collectively, each wholly owned Subsidiary of the Borrower that is a Regulated Entity and becomes a guarantor with respect to the Obligations in accordance with Section 6.12.”
     (b) Section 1.01 of the Credit Agreement is hereby further amended by adding the following definitions to such Section, in alphabetical order:
     ““Note Purchase Agreement” means that certain note purchase agreement between the Borrower, as the borrower thereunder, and the purchasers of the Note

Purchase Agreement Notes named on Schedule A thereto, currently expected to be executed and delivered in April, 2011 and to fund on or about May 31, 2011, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated, has been hired as placement agent to sell the Note Purchase Agreement Notes on behalf of the Borrower.”
     ““Note Purchase Agreement Notes” means the promissory notes issued pursuant to the Note Purchase Agreement.”
     ““Note Purchase Guaranty” has the meaning ascribed thereto in Section 6.12.”
     (c) Section 6.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:
     “6.12 Guarantors. Notify the Administrative Agent at the time that any wholly owned Subsidiary of the Borrower becomes a Regulated Entity, and, subject to the proviso following Section 6.12(c), promptly thereafter (and in any event within 60 days after a Guaranty or Guaranty Joinder Agreement, as applicable, has been approved by all necessary action of all applicable Governmental Authorities), cause such Subsidiary to:
     (a) in the case of the first Regulated Entity becoming a Guarantor, a Guaranty and thereafter for each additional Regulated Entity, a Guaranty Joinder Agreement duly executed by such Regulated Entity;
     (b) an opinion of counsel to each Person executing the Guaranty or Guaranty Joinder Agreement pursuant to this Section 6.12 dated as of the date of delivery of such applicable agreements and other Loan Documents provided for in this Section 6.12 and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 4.01(a); and
     (c) with respect to each Person executing any Guaranty or Guaranty Joinder Agreement pursuant to this Section 6.12, current copies of the Organization Documents of each such Person, minutes of duly called and conducted meetings (or duly effected consent actions) of the board of directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 6.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect;
provided, notwithstanding the foregoing provisions of this Section 6.12, there shall be no obligation for any such Subsidiary to become a Guarantor and such Subsidiary shall not become a Guarantor unless (x) such Subsidiary, in accordance with all applicable Laws, may provide (i) such Guaranty or such Guaranty Joinder Agreement, as applicable, and (ii) a guarantee of the obligations of the Borrower pursuant to the Note Purchase Agreement and the Note Purchase Agreement Notes, in accordance with the terms of the

Note Purchase Agreement (the “Note Purchase Guaranty”), (y) all necessary action of all applicable Governmental Authorities has occurred and is effective for such Subsidiary to provide (i) such Guaranty or such Guaranty Joinder Agreement, as applicable, and (ii) the Note Purchase Guaranty, and (z) substantially concurrent with such Subsidiary becoming a Guarantor, such Subsidiary shall also become a guarantor of the obligations of the Borrower pursuant to the Note Purchase Agreement and the Note Purchase Agreement Notes, pursuant to the execution and delivery of the Note Purchase Guaranty.”
     2. Effectiveness; Conditions Precedent.
     The effectiveness of this Amendment and the amendments to the Credit Agreement provided in Section 1 hereof are subject to the satisfaction of the following conditions precedent:
     (a) The Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower, the Administrative Agent, and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf), but such delivery will be promptly followed by the delivery of original signature pages by each Person party hereto unless waived by the Administrative Agent; and
     (b) All other fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 10.04(a) of the Credit Agreement) estimated to date and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
     3. Representations and Warranties.
     In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (a) The representations and warranties made by the Borrower in Article V of the Credit Agreement (except for Sections 5.05(b), 5.06, 5.09, 5.11, 5.12 and 5.16) are, in each case, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
     (b) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower; and
     (c) No Default or Event of Default has occurred and is continuing.
     4. Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

     5. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of North Carolina applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.
     6. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
     7. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby.
     8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Loan Party, the Administrative Agent and each of the Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
     9. No Novation. Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ David J. Dzuricky
	Name:	David J. Dzuricky
	Title:	Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Anne Zesche
	Name:	Anne Zesche
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Scott K. Mitchell
	Name:	Scott K. Mitchell
	Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY
By:	/s/ Wright Uzzell
	Name:	Wright Uzzell
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.
By:	/s/ Helen D. Davis
	Name:	Helen D. Davis
	Title:	Authorized Officer

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ Jessica L. Fabrizi
	Name:	Jessica L. Fabrizi
	Title:	Assistant Vice President

Piedmont Natural Gas Co., Inc.
AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Eric J. Cosgrove
	Name:	Eric J. Cosgrove
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ Lawrence P. Sullivan
	Name:	Lawrence P. Sullivan
	Title:	Managing Director

Piedmont Natural Gas Co., Inc.
AMENDMENT NO. 1 TO CREDIT AGREEMENT
Signature Page